Exhibit 99.1

Digital Turbine Reports Fiscal Third Quarter 2016 Financial Results

Revenue of $24.1 Million Grew 16% on Sequential Basis

DT Ignite™ Drove 71% DT Media Sequential Revenue Growth to Approximately $7 Million

Appia Core Sequential Revenue Increased 10% to Approximately $10.5 Million

Narrowing Fiscal 2016 Outlook to $90-93 Million

Austin, TX – February 9, 2016 – Digital Turbine, Inc. (Nasdaq: APPS), the Company empowering operators and Original Equipment Manufacturers (OEMs) around the globe with end-to-end mobile solutions, announced financial results for the fiscal 2016 third quarter ended December 31, 2015.

Recent Highlights:

•	Third quarter fiscal 2016 GAAP revenue of $24.1 million, excluding a one-time net adjustment to revenue of approximately $500,000 would have been $24.6[1] million

•	Revenue growth of 16% reflects increased DT Media revenue contribution as DT Ignite grew 71% sequentially through accelerating market adoption and increased advertising inventory across US distribution partners

•	Appia Core grew 10% sequentially driven by continued international growth and as a result of positive campaign performance and increased budget commitments from key advertisers

•	Total operating expenses of $9.1 million, an increase of 10% over second quarter operating expenses of $8.2 million, which included the positive impact of a bonus accrual reversal; expenses were otherwise up modestly on targeted investments in research and development and operations headcount

•	Yield per device ended the quarter over $2.00, currently at $2.20

•	DT Ignite has launched on Millicom; on track to launch Cricket, MTS and InfoSonics in March

•	Expanded depth and breadth of advertising partnerships to include campaigns with Walgreens, GrubHub, Orbitz, Uber, Lyft, RetailMeNot, among others

•	Entered into license agreement with Sift Media, Inc., headed by former director Jud Bowman, under which Sift licensed Digital Turbine’s real-time bidding technology in consideration for $1 million in cash, a 9.9% investment in Sift in the form of Convertible Preferred Stock and the appointment of Bill Stone to a seat on Sift’s board of directors

1 GAAP revenue results for the fiscal third quarter included a one-time net adjustment which reduced revenue by approximately $500,000. This adjustment was a result primarily of a concession with one large advertising partner, net of other adjustments, including the positive impact of the reversal of a sales allowance resulting from a change in estimate.

Digital Turbine Reports Fiscal Third Quarter 2016 Financial Results

February 9, 2015

•	Mohan Gyani, wireless industry veteran and former CEO of AT&T Wireless Mobility Services, appointed to board of directors

•	Cash and cash equivalents as of December 31, 2015 were $13.7 million; at quarter-end, net working capital improved to $487,000 from negative $10 million at September 30, 2015; the Company had no additional borrowings under its revolving credit facility at quarter-end as compared to September 30, 2015

•	Fiscal 2016 outlook for mid-50 to 60% revenue growth versus pro forma fiscal 2015 revenue; maintain guidance of expectation to achieve Adjusted EBITDA profitability for the quarter ending March 31, 2016

Third Quarter 2016 Financial Results

As a result of the increase in the Company’s Advertising business and the March 6, 2015 acquisition of Appia, Inc., management believes that sequential comparisons are better indicators of the performance of its business given substantial operational differences between the Company today and at this time last year. As such, all comparisons are made to the prior sequential quarter, unless specifically noted.

Revenue for the fiscal 2016 third quarter increased 16% to $24.1 million compared with $20.7 million for the fiscal 2016 second quarter. The effect of the $AUD exchange rate was minimal in the quarter. Advertising revenue increased approximately 28%, with DT Media and Appia Core revenue increasing 71% and 10%, respectively; DT Content, revenue decreased 6% stemming from a decline in DT Marketplace. Resource reallocation from the DT Content business to the higher growth, higher margin DT Media business also adversely impacted revenues in the quarter.

“In the crucial holiday selling season, we demonstrated execution of all levers of our Advertising strategy as DT Ignite growth accelerated enhancing our gross margin profile,” stated Bill Stone, CEO. “DT Media revenue grew as yield per device, our key operating metric, expanded through an increased number of slots on the home screen and we generated this higher level of productivity across broader Tier 1 US carrier partner device penetration. Appia Core achieved a new quarterly revenue high, driven from international markets, as we enjoyed successful campaigns and increased demand from advertisers. Our DT Content business performed as expected given planned reallocations of resources toward our higher-margin, higher growth Advertising products and stronger geographies for our DT Marketplace product. On the strength of revenue growth, increased gross profit contribution and careful expense management, coupled with the successful equity financing completed in early October, we ended the quarter with $13.7 million in cash and improved our net working capital position from a negative $10 million as of September 30 to a positive $487,000 as of December 31. In all, with our business performing, we believe we have proven our model in the seasonally most important quarter of the year.”

Mr. Stone continued, “While the third quarter was the seasonally most important quarter of the year, the fourth quarter is building strongly to be the largest in the company’s history as we move to grow and launch across mobile operator partners. January, normally a seasonally low-volume month, was strong with global yield per device at $2.20 exceeding our outlook for $2.00 on the strength of eight slots on the home screen and remaining device activations and revenue attribution from holiday sales. We have launched with Millicom, a partnership structured as a software licensing deal generating 100% gross margin, and are preparing for the launch of Cricket, MTS and InfoSonics in March, via our traditional advertising business model. These steps position us to drive incremental growth, with potential added benefits from the unveiling of a major new device. Our access to the mobile home screen is a unique advantage and driver of our model; this beach front real estate plus our increasingly precise and agile targeting tools are winning carriers’ embrace of our mission to deliver the right app to the right person at the right time.”

Digital Turbine Reports Fiscal Third Quarter 2016 Financial Results

February 9, 2015

Non-GAAP adjusted gross profit and non-GAAP adjusted gross margin, which excludes the amortization of intangibles, were $5.5 million and 23%, respectively, for the third quarter of fiscal 2016, compared to $4.6 million and approximately 22%, respectively, for the second quarter of fiscal 2016. Please see Use of Non-GAAP measures at the end of this press release for the definition of Non-GAAP adjusted gross profit/margin. This sequential increase was primarily driven by the increasing contribution from higher-margin DT Media revenue, and Appia Core revenue contribution at approximately 20% margin, without the contribution of any professional services revenue in the quarter, which carries higher margins. Additionally, Non-GAAP adjusted gross margin was adversely impacted by high carrier partner concentration and the achievement during the quarter of an incentive threshold yielding a less favorable revenue share to the Company.

GAAP gross profit was $3.8 million (16% GAAP gross margin) for the third quarter of fiscal 2016, versus $77,000 (0.4% GAAP gross margin) for the fiscal 2016 second quarter. This sequential difference was primarily due to an increase in DT Media revenues as well as the $2.4 million non-cash write-off of intangibles associated with amounts attributable to customer relationships from the September 2012 acquisition of Logia Mobile Ltd taken in the second quarter.

Total operating expenses for the third quarter of fiscal 2016 increased 10% to $9.1 million compared with $8.2 million for the second quarter of fiscal 2016. The second quarter included the positive impact related to the reversal of bonus accruals; expenses were otherwise up modestly on targeted investments in research and development and operations headcount.

Net loss from continuing operations for the third quarter of fiscal 2016 was $5.8 million, or ($0.09) per share, based on 66 million weighted average shares outstanding. Net loss from continuing operations for the second quarter of fiscal 2016 was $8.3 million, or ($0.14) per share, based on 57.3 million weighted average shares outstanding. The increase in weighted average shares outstanding is attributable to an 8.7 million common share offering completed in October.

Non-GAAP adjusted EBITDA loss for the third quarter of fiscal 2016 was $2.1 million, and flat with $2.1 million for the second quarter of fiscal 2016. Excluding the impact of the bonus accrual reversal in the second quarter of fiscal 2016, adjusted EBITDA improved 16% in the third quarter. Please see ‘Use of Non-GAAP Measures’ at the end of this press release for the definition of adjusted EBITDA. The Company re-evaluated its definition of adjusted EBITDA at the end of the fiscal year ended March 31, 2015 and redefined this non-GAAP measure to exclude any bonus adjustments.

Digital Turbine Reports Fiscal Third Quarter 2016 Financial Results

February 9, 2015

Financial Outlook

Management is narrowing its revenue outlook for full year fiscal 2016 and maintaining its Adjusted EBITDA profitability outlook for the fourth quarter:

•	Fiscal 2016 revenue of $90 million to $93 million
o	Represents more than triple fiscal 2015 revenue of $28 million and growth of approximately 60% at midpoint of range versus pro forma fiscal 2015 revenue of $58 million
•	Adjusted EBITDA profitability for the fiscal 2016 fourth quarter ended March 31, 2016.

Mr. Stone concluded, “In the final months of the year, we are focused keenly on execution, and the validation and continued endorsement we are receiving from the marketplace is increasing in materiality, reinforcing our confidence in driving the power of our increasingly profitable business model.”

About Digital Turbine, Inc.

Digital Turbine works at the convergence of media and mobile communications, delivering end-to-end products and solutions for mobile operators, device OEMs, app advertisers and publishers, that enable efficient user acquisition, app management and monetization opportunities. The company's products include Ignite™, a mobile device management solution with targeted app distribution capabilities, Discover™, a customized user experience and app discovery tool, Marketplace™, an application and content store, and Pay™, a content management and mobile payment solution. Digital Turbine Media encompasses a leading independent user acquisition network as well as an advertiser solution for unique and exclusive carrier inventory. Digital Turbine has delivered more than 130 million app installs for hundreds of advertisers. In addition, more than 31 million customers use Digital Turbine's solutions each month across more than 20 global operators. The company is headquartered in Austin, Texas with global offices in Durham, Berlin, San Francisco, Singapore, Sydney and Tel Aviv. For additional information visit www.digitalturbine.com or connect with Digital Turbine on Twitter at @DigitalTurbine.

www.digitalturbine.com

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss its fiscal third quarter 2016 financial results. To participate, interested parties should dial 866-652-5200 in the United States or 412-317-6060 from international locations. The conference ID is 10080133. A webcast of the conference call will be available at ir.digitalturbine.com/events.

For those who are not able to join the live call, a playback will be available through February 23, 2016. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10080133.

Digital Turbine Reports Fiscal Third Quarter 2016 Financial Results

February 9, 2015

The conference call will discuss guidance and other material information.

Use of Non-GAAP Financial Measures

To supplement the Company’s condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Digital Turbine uses non-GAAP measures of certain components of financial performance. These Non-GAAP measures include non-GAAP adjusted gross profit and gross margin, Non-GAAP adjusted EBITDA, and Non-GAAP EPS. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these Non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes Non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of Non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP adjusted gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of intangible amortization expense. Readers are cautioned that Non-GAAP adjusted gross profit and gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted EBITDA is calculated as GAAP net loss excluding the following cash and non-cash expenses: interest expense, foreign transaction gains (losses), debt financing and non-cash related expenses, debt discount and non-cash debt settlement expense, gain or loss on extinguishment of debt, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, change in fair value of derivatives, and fees and expenses related to acquisitions. Non-GAAP EPS excludes certain non-cash amortization related cost. Because adjusted EBITDA is a Non-GAAP measure that does not have a standardized meaning, it may not be comparable to similar measures presented by other companies. Readers are cautioned that Non-GAAP adjusted EBITDA or Non-GAAP EPS should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

Digital Turbine Reports Fiscal Third Quarter 2016 Financial Results

February 9, 2015

Non-GAAP adjusted gross profit and gross margin and adjusted EBITDA are used by management as internal measures of profitability and performance. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements.

These factors and risks include:

•	risks associated with DT Ignite adoption among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying DT Ignite)
•	actual mobile device sales and sell-through where DT Ignite is deployed is out of our control
•	risks associated with the timing of the launch of the Samsung Galaxy S7
•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control
•	risks associated with fluctuations in the number of DT Ignite slots across US carrier partners
•	required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement
•	risk that strong Apple iPhone sales could result in a disproportionately low amount of Android sales
•	the difficulty of extrapolating monthly demand to quarterly demand
•	the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as Adjusted EBITDA)
•	challenges to realize anticipated operational efficiencies, revenue (including projected revenue) and cost synergies and resulting revenue growth, EBITDA (and Adjusted EBITDA) and free cash flow conversion from the Appia merger
•	the impact of currency exchange rate fluctuations on our reported GAAP financial statements, particularly in regard to the Australian dollar
•	ability as a smaller Company to manage international operations
•	varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products

Digital Turbine Reports Fiscal Third Quarter 2016 Financial Results

February 9, 2015

•	changes in economic conditions and market demand
•	rapid and complex changes occurring in the mobile marketplace
•	pricing and other activities by competitors
•	pricing risks associated with potential commoditization of the Appia Core as competition increases and new technologies add pricing pressure
•	technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources, and
•	other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information, contact:
Carolyn Capaccio/Sanjay M. Hurry

LHA

(212) 838-3777

digitalturbine@lhai.com

SOURCE Digital Turbine, Inc.

(Financial Tables Follow)

Digital Turbine Reports Fiscal Third Quarter 2016 Financial Results

February 9, 2015

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Operations

(in thousands, except per share amounts)

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$24,089	$7,006	$63,509	$18,023
Cost of revenues
License fees and revenue share	18,569	4,609	48,889	11,720
Other direct cost of revenues	1,704	414	8,453	1,103
Total cost of revenues	20,273	5,023	57,342	12,823
Gross profit	3,816	1,983	6,167	5,200
Operating expenses
Product development	2,738	1,718	7,898	5,832
Sales and marketing	1,676	485	4,426	1,989
General and administrative	4,667	5,171	14,403	12,093
Total operating expenses	9,081	7,374	26,727	19,914
Loss from operations	(5,265)	(5,391)	(20,560)	(14,714)
Interest and other income / (expense), net
Interest income / (expense)	(471)	5	(1,367)	(122)
Foreign exchange transaction gain / (loss)	(8)	41	(20)	31
Gain / (loss) on settlement of debt	-	1	-	(9)
Gain / (loss) on disposal of fixed assets	(8)	-	(31)	2
Other income / (expense)	(8)	(25)	20	(13)
Total interest and other income / (expense), net	(495)	22	(1,398)	(111)
Loss from operations before income taxes	(5,760)	(5,369)	(21,958)	(14,825)

Income tax provision	3	115	246	469

Net loss, net of taxes	(5,763)	(5,484)	(22,204)	(15,294)

Other comprehensive income / (expense):
Foreign currency translation adjustment	$(65)	$32	$(3)	$102

Comprehensive loss:	$(5,828)	$(5,452)	$(22,207)	$(15,192)

Basic and diluted net loss per common share	$(0.09)	$(0.14)	$(0.37)	$(0.41)
Weighted average common shares outstanding, basic and diluted	65,979	37,799	60,201	37,576

Digital Turbine Reports Fiscal Third Quarter 2016 Financial Results

February 9, 2015

Digital Turbine, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except par and share amounts)

	December 31,	March 31,
	2015	2015
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$13,679	$7,069
Restricted cash	-	200
Accounts receivable, net of allowances of $724 and $698, respectively	16,743	12,174
Deposits	178	109
Deferred financing costs	174	-
Prepaid expenses and other current assets	600	640
Total current assets	31,374	20,192
Property and equipment, net	1,500	614
Investment in Sift	999	-
Deferred tax assets	82	82
Intangible assets, net	14,569	24,936
Goodwill	76,621	76,747
TOTAL ASSETS	$125,145	$122,571
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$13,720	$8,118
Accrued license fees and revenue share	10,169	6,833
Accrued compensation	1,347	2,184
Current portion of long-term debt	3,150	3,600
Deferred tax liabilities	558	217
Other current liabilities	1,945	3,000
Total current liabilities	30,889	23,952
Long-term debt, net of discounts of $555 and $910, respectively	7,445	7,090
Total liabilities	$38,334	$31,042
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000)	100	100
Common stock, $0.0001 par value: 200,000,000 shares authorized; 66,808,975 issued and 66,074,519 outstanding at December 31, 2015; 57,917,565 issued and 57,162,967 outstanding at March 31, 2015;	8	7
Additional paid-in capital	293,988	276,500
Treasury stock (754,599 shares at December 31, 2015 and March 31, 2015)	(71)	(71)
Accumulated other comprehensive loss	(55)	(52)
Accumulated deficit	(207,159)	(184,955)
Total stockholders' equity	86,811	91,529
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$125,145	$122,571

Digital Turbine Reports Fiscal Third Quarter 2016 Financial Results

February 9, 2015

Digital Turbine, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

(in thousands)

	9 Months Ended	9 Months Ended
	December 31, 2015	December 31, 2014
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(22,204)	$(15,294)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,606	1,168
Change in allowance for doubtful accounts	26	-
Amortization of debt discount	355	-
Accrued interest	(14)	-
Stock-based compensation	3,805	2,975
Stock-based compensation for services rendered	723	369
Stock issued for settlement of liability	283	-
Adjustment to goodwill	126	-
(Increase)/decrease in assets:
Restricted cash transferred to operating cash	200	-
Accounts receivable	(4,595)	(443)
Deposits	(69)	(73)
Deferred tax assets	-	3,210
Deferred financing costs	(174)	-
Prepaid expenses and other current assets	40	(16)
Increase/(decrease) in liabilities:
Accounts payable	5,602	438
Accrued license fees and revenue share	3,336	507
Accrued compensation	(837)	202
Other liabilities and other items	(700)	(1,748)
Net cash used in operating activities	(5,491)	(8,705)

Cash flows from investing activities
Purchase and disposal of property and equipment, net	(976)	67
Settlement of contingent liability	-	(49)
Cash used in acquisition of assets	-	(2,125)
Net cash from investment in Sift	875	-
Net cash used in investing activities	(101)	(2,107)

Cash flows from financing activities
Repayment of debt obligations	(450)	-
Stock issued for cash in stock offering, net	12,627	-
Options exercised	51	-
Warrant exercised	-	375
Net cash provided by financing activities	12,228	375

Effect of exchange rate changes on cash and cash equivalents	(26)	16

Digital Turbine Reports Fiscal Third Quarter 2016 Financial Results

February 9, 2015

Digital Turbine, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

(in thousands)

	9 Months Ended	9 Months Ended
	December 31, 2015	December 31, 2014
	(Unaudited)	(Unaudited)

Net change in cash and cash equivalents	6,610	(10,421)

Cash and cash equivalents, beginning of period	7,069	21,805

Cash and cash equivalents, end of period	$13,679	$11,384

Digital Turbine Reports Fiscal Third Quarter 2016 Financial Results

February 9, 2015

GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

	3 Months Ended	3 Months Ended
	December 31, 2015	September 30, 2015
Revenue	$24,089	$20,734
Gross profit	$3,816	$77
Gross margin percentage	16%	0%
Add back: Amortization of intangibles	$1,704	$4,558
Non-GAAP gross profit	$5,520	$4,635
Non-GAAP gross margin percentage	23%	22%

GAAP NET LOSS TO ADJUSTED EBITDA

	3 Months Ended	3 Months Ended
	December 31, 2015	September 30, 2015
Net Loss	$(5,763)	$(8,322)
Add back items:
Stock and stock option compensation	1,404	1,503
Stock issued for settlement of liability, net of $381 accrual reversal	—	(98)
Amortization of intangibles	1,704	4,558
Depreciation expense	52	51
Interest expense	471	405
Other (income) / expense	8	(11)
Loss on disposal of fixed assets	8	—
Foreign exchange transaction loss	8	13
Tax expense / (benefit)	3	(229)
Adjusted EBITDA	$(2,105)	$(2,130)

GAAP REVENUE TO ADJUSTED REVENUE

3 Months Ended
December 31, 2015
Net revenues	$24,089
Add back items:
Revenue concession	700
Sales allowance change in estimate	(218)
Adjusted Net revenues	$24,571